                                                                      EXHIBIT 99


                                  NEWS RELEASE

                                                   CONTACT:  Juris Pagrabs
                                                             Vice President,
                                                             Investor Relations
                                                             Venator Group, Inc.
                                                             (212) 553-7017

                  VENATOR GROUP REPORTS FOURTH QUARTER RESULTS

     -- QUARTERLY ADJUSTED PRE-TAX INCOME FROM OPERATIONS UP $21 MILLION --
      -- ADJUSTED GROSS MARGINS IMPROVE 670 BASIS POINTS OVER LAST YEAR --
               -- OPERATING EXPENSES IMPROVE 190 BASIS POINTS --

NEW YORK, New York, March 8, 2000 - Venator Group, Inc. (NYSE: Z) today reported that sales from adjusted operations for the 13 weeks ended January 29, 2000 were $1,160 million compared with $1,115 million in the year-earlier period, reflecting a comparable-store sales increase of 5.6 percent. For the 52 weeks, sales from adjusted operations were $4,061 million versus $3,972 million for the same period a year ago, reflecting a comparable-store sales increase of 2.1 percent.

Adjusted income from operations before taxes rose $21 million to $24 million for the quarter ended January 29, 2000, which excludes the $88 million, or $0.39 per share, restructuring charge associated with the previously announced accelerated store closings and corporate and divisional overhead consolidations. Adjusted income from operations for the quarter also excludes $2 million of operating losses relating to the accelerated store closings, which was approximately $2 million better than originally expected.

Adjusted net income from operations was $15 million, or $0.11 per share, for the quarter compared to $27 million, or $0.20 per share, a year ago, which included an $0.18 per share one-time tax benefit. Results of both periods include real estate gains and asset impairment charges. Excluding these items and the tax credit, adjusted net income per share would have been $0.12 for the quarter compared to a loss of $0.22 a year ago. The real estate gains for the quarter totaled $10 million and $82 million in 1998. The asset impairment charge for ongoing businesses for the quarter totaled $13 million and related primarily to underperforming stores. This compares to a $29 million asset impairment charge in 1998.

For the year, adjusted income from operations before taxes and real estate gains increased $127 million to $20 million from a loss of $107 million in the previous year. Adjusted net income from operations for the year increased 273 percent to $41 million, or $0.30 per share, from $11 million, or $0.08 per share a year ago.

Results are presented on an adjusted basis to facilitate comparison. Adjusted comparisons exclude the operations and disposition of non-core businesses noted below, the 1999 restructuring charges and operations of the accelerated store closings for all periods presented. The reported results are attached to this press release.

"We have made significant progress in fiscal 1999 to position Venator Group as a more focused company with enhanced capabilities poised to leverage our leadership position in the athletic industry," stated Dale W. Hilpert, Venator Group's President and Chief Executive Officer. "We are now providing our mall-based customers with merchandise alternatives that will drive significant improvements in results starting in fiscal 2000." Recent accomplishments that are expected to provide opportunities in fiscal 2000 included:

- Reenergized the athletic footwear and apparel business, particularly at Foot Locker, generating significant comparable-store sales gains and market share increases;

- Sold Afterthoughts and the Colorado Group in Australia, generating over $280 million in net proceeds;

- Reduced debt, net-of-cash to $327 million from $574 million last year, significantly improving the financial condition of the Company;

- Enhanced controls over inventory receipts and implemented M2K, our integrated and standardized merchandising process that has improved allocations by store;

- Opened a new state-of-the-art fulfillment center in Europe and consolidated the North American athletic distribution facilities;





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-        Announced the disposal of eight non-core businesses and the closing of
         358 unproductive stores;

-        Increased sales of Footlocker.com, our direct-to-customer business,
         21.9 percent to $195 million, which included $13 million of Internet-only sales;

- Realigned and strengthened key management positions throughout the organization and reduced divisional and corporate overhead through consolidation to focus on our athletic businesses.

Gross margins from adjusted operations, as a percentage of sales, improved 670 basis points to 27.6 percent for the quarter and 160 basis points to 26.3 percent for the year, reflecting better buying of merchandise and fewer clearance sales compared to last year, partially offset by increased occupancy costs and the continuing markdown of apparel inventories at Champs Sports to ensure competitiveness in 2000.

"While the fourth quarter environment remained promotional, we are encouraged with our ability to generate significant improvements in gross margin contributions through enhanced product offerings at full margin, including proprietary brand and value priced merchandise," said Mr. Hilpert. "Sales trends last quarter and for the first six weeks of fiscal 2000 suggest that this strategy, together with a very focused and deep merchandise assortment, is making a real impact on our business allowing us to generate improved sales and market share gains."

"We ended the year with our inventories being on plan and its aging improved, which positions us well for the start of fiscal 2000," said Mr. Hilpert. Merchandise inventories decreased 4 percent to $739 million compared to $768 million from ongoing operations a year ago, reflecting a 3 percent decrease in inventories per square foot. The Company's improvement in managing its inventories, together with a focused capital expenditures program and the proceeds received from the sale of non-core businesses, significantly reduced total debt, net of cash, at year-end. As of March 7, 2000, the Company retired $109 million of its 7 percent $200 million debentures payable June 2000 and has allocated the funds to purchase or retire the remaining balance.

Selling, general and administrative expenses from adjusted operations, as a percentage of sales, improved 190 basis points to 21.8 percent for the quarter and 270 basis points to 20.2 percent for the year after funding Internet investment costs of $2.7 million for the quarter and $4.3 million for the year. The improvement reflects the successful implementation of cost reduction initiatives, primarily for corporate and divisional costs and expenses for marketing and advertising, logistics, salaries and wages and travel.

"We are also encouraged with the progress we have made with our repositioning of the Northern Group," said Mr. Hilpert. "During the quarter we exited 208 underperforming stores, significantly reduced our inventories and downsized and realigned the management team to provide a narrower focus, which resulted in quarterly adjusted operating profits increasing to $20 million, $12 million better than last year. Fiscal 2000 is off to a strong start, validating our progress towards our objective of returning the division to a historical operating profit of 8 to 10 percent."

The Company opened 160 stores and remodeled 197 stores during fiscal 1999. The Company also closed 306 stores to end the year with 4,529 stores from ongoing operations in 14 countries in North America, Europe and Australia.

Businesses disposed or held for disposal:

         Afterthoughts, San Francisco Music Box, Foot Locker Outlets, Colorado, Team Edition, Going To The Game, Randy River, Weekend Edition, Garden Centers, Burger King Franchises, Foot Locker Japan, Northern Getaway US and Northern Elements US.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, which reflect management's current views of future events and financial performance. These forward-looking statements are based on many assumptions and factors including the effects of currency fluctuations, consumer preferences, economic conditions worldwide and other factors detailed in the Company's filings with the Securities and Exchange Commission. Any changes in such assumptions or factors could produce significantly different results.



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The following adjusted results exclude the disposition and operations of several businesses (noted above) and exclude the 1999 restructuring charges of the accelerated store closings for all periods presented.

                               VENATOR GROUP, INC.
               CONSOLIDATED STATEMENTS OF OPERATIONS - AS ADJUSTED
                     (In millions, except per share amounts)

                                                               13 Weeks Ended                          52 Weeks Ended
                                                     -----------------------------------      ----------------------------------
                                                     January 29, 2000     January 30,          January 29,        January 30,
(unaudited)                                                                   1999                 2000              1999
                                                     -----------------   ---------------      ---------------   ----------------
Sales                                                     $1,160              $1,115               $4,061            $3,972
Costs and expenses:
Cost of sales                                                840                 882                2,994             2,989
Selling, general and administrative                          253                 264                  820               908
  expenses
Depreciation and amortization                                 41                  39                  170               138
Interest expense, net                                         12                   9                   57                44
Other income                                                 (10)                (82)                 (46)              (82)
                                                     -----------------   ---------------      ---------------   ----------------
                                                           1,136               1,112                3,995             3,997
                                                     -----------------   ---------------      ---------------   ----------------
Adjusted income (loss) from operations before
  income taxes                                                24                   3                   66               (25)
Income tax expense (benefit)                                   9                 (24)                  25               (36)
                                                     -----------------   ---------------      ---------------   ----------------
Adjusted net income from operations                      $    15             $    27           $       41          $     11
                                                     =================   ===============      ===============   ================

Diluted Adjusted Earnings Per Share:

Adjusted net income from operations                       $ 0.11              $ 0.20               $ 0.30             $0.08
                                                     =================   ===============      ===============   ================
Weighted-average common shares
   outstanding assuming dilution                           138.2               135.6                138.2             135.9

                     SUPPLEMENTAL INFORMATION - AS ADJUSTED

                                                               13 Weeks Ended                         52 Weeks Ended
                                                     -----------------------------------     ----------------------------------
                                                       January 29,        January 30,          January 29,       January 30,
(unaudited)                                               2000               1999                 2000              1999
                                                     ----------------   ----------------     ----------------  ----------------
ADJUSTED SALES BY SEGMENT:
  Global Athletic Group:
     Retail Stores                                     $     966          $     931            $   3,506         $   3,441
     Direct to Customer                                       56                 44                  195               160
                                                     ----------------   ----------------     ----------------  ----------------
                                                           1,022                975                3,701             3,601
  Northern Group                                             138                140                  360               371
                                                     ----------------   ----------------     ----------------  ----------------
Total                                                   $  1,160           $  1,115            $   4,061         $   3,972
                                                     ================   ================     ================  ================
ADJUSTED OPERATING RESULTS BY SEGMENT:
  Global Athletic Group:
    Retail Stores                                      $      30          $     (48)         $       117        $       30
    Direct to Customer                                         -                  -                    3                 2
                                                     ----------------   ----------------     ----------------  ----------------
                                                              30                (48)                 120                32
  Northern Group                                              20                  8                   16                (5)
                                                     ----------------   ----------------     ----------------  ----------------
Total                                                  $      50          $     (40)         $       136        $       27
                                                     ================   ================     ================  ================





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The following are the reported results:

                               VENATOR GROUP, INC.
               CONSOLIDATED STATEMENTS OF OPERATIONS - AS REPORTED
                     (In millions, except per share amounts)



(unaudited)                                                    13 Weeks Ended                          52 Weeks Ended
                                                      ----------------------------------      ----------------------------------
                                                        January 29,       January 30,          January 29,        January 30,
                                                           2000               1999                 2000              1999
                                                      ----------------   ---------------      ---------------   ----------------
Sales                                                      $1,327             $1,332               $4,647            $4,555
Costs and expenses:
Cost of sales                                                 951              1,009                3,381             3,333
Selling, general and administrative                           319                339                1,078             1,166
  expenses
Depreciation and amortization                                  44                 44                  182               152
Restructuring charge                                           89                  -                  144                 -
Interest expense, net                                          12                  9                   57                44
Other income                                                 (187)               (82)                (223)             (101)
                                                      ----------------   ---------------      ---------------   ----------------
                                                            1,228              1,319                4,619             4,594
                                                      ----------------   ---------------      ---------------   ----------------
Income (loss) from continuing
  operations before income taxes                               99                 13                   28               (39)
Income tax expense (benefit)                                   39                (16)                  11               (42)
                                                      ----------------   ---------------      ---------------   ----------------
Income from continuing operations                              60                 29                   17                 3
Loss from discontinued operations, net of income tax
  benefit of $14                                                -                  -                    -               (26)

Income (loss) on disposal of discontinued
  operations, net of income tax expense of $8, $5,
  $14 and $57,  respectively                                   13                  8                   23              (113)
Cumulative effect of accounting change, net
  of            income tax expense of $5 million                -                  -                    8                 -
Net income (loss)                                         $    73             $   37              $    48        $     (136)
                                                      ================   ===============      ===============   ================
Diluted Earnings Per Share:
Income from continuing operations                          $ 0.44             $ 0.21              $  0.13            $ 0.02
Income (loss) from discontinued operations                   0.09               0.06                 0.16             (1.02)
Cumulative effect of accounting change                       -                  -                    0.06              -
                                                      ----------------   ---------------      ---------------   ----------------
Net income (loss)                                          $ 0.53             $ 0.27              $  0.35            $(1.00)
                                                      ================   ===============      ===============   ================
Weighted-average common shares
   Outstanding assuming dilution                            138.2              135.6                138.2             135.9




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                               VENATOR GROUP, INC.
                     SUPPLEMENTAL INFORMATION - AS REPORTED
                                  (In millions)



                                                               13 Weeks Ended                         52 Weeks Ended
                                                     -----------------------------------     ----------------------------------
                                                       January 29,        January 30,          January 29,       January 30,
(unaudited)                                               2000               1999                 2000              1999
                                                     ----------------   ----------------     ----------------  ----------------
SALES BY SEGMENT:
  Global Athletic Group:
     Retail Stores                                    $    1,019          $     979            $   3,705         $   3,593
     Direct to Customer                                       56                 44                  195               160
                                                     ----------------   ----------------     ----------------  ----------------
                                                           1,075              1,023                3,900             3,753
  Northern Group                                             155                159                  407               415
  Other                                                       97                150                  340               387
                                                     ----------------   ----------------     ----------------  ----------------
Total                                                 $    1,327           $  1,332            $   4,647         $   4,555
                                                     ================   ================     ================  ================




OPERATING RESULTS BY SEGMENT:
  Global Athletic Group:
    Retail Stores                                      $      21          $     (54)           $      14          $     10
    Direct to Customer                                         -                  -                    3                 2
                                                     ----------------   ----------------     ----------------  ----------------
                                                              21                (54)                  17                12
  Northern Group                                             (42)                 -                  (63)              (26)
  Other                                                      176                 24                  174                27
                                                     ----------------   ----------------     ----------------  ----------------
Total                                                   $    155          $     (30)            $    128           $    13
                                                     ================   ================     ================  ================








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                               VENATOR GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (In millions)

                                                           January 29,              January 30,
                                                              2000                     1999
                                                           (unaudited)               (audited)
                                                         ----------------         ----------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                 $      162               $      193
Merchandise inventories                                          739                      837
Net assets of discontinued operations                             13                       97
Assets held for disposal                                          61                        -
Other current assets                                             114                      148
                                                         ----------------         ----------------
                                                               1,089                    1,275

Property and equipment, net                                      809                      974
Deferred tax assets                                              317                      358
Other assets                                                     300                      269
                                                         ----------------         ----------------
                                                             $ 2,515                  $ 2,876
                                                         ================         ================


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term debt                                             $     71                 $    250
Accounts payable                                                 233                      245
Accrued liabilities                                              254                      285
Current portion of reserve for
  restructuring and discontinued operations                      113                      178
Current portion of long-term debt and
  obligations under capital leases                               106                        6
                                                         ----------------         ----------------
                                                                 777                      964

Long-term debt and
  obligations under capital leases                               312                      511
Other liabilities                                                287                      363
SHAREHOLDERS' EQUITY                                           1,139                    1,038
                                                         ----------------         ----------------
                                                             $ 2,515                  $ 2,876
                                                         ================         ================


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